SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant:      X
                            -----

Filed by a Party other than the Registrant:  ______

Check the appropriate box:

______   Preliminary Proxy Statement

______ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

   X     Definitive Proxy Statement
------
______   Definitive Additional Materials

______   Soliciting Material Pursuant to Rule 14a-12


                            METHODE ELECTRONICS, INC.
                            -------------------------
                (Name of Registrant as Specified in Its Charter)

              ----------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X      No fee required
-----

_____ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)   Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:

_____    Fee paid previously with preliminary materials.

_____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement Number:

         (3)   Filing Party:

         (4)   Date Filed:

                           METHODE ELECTRONICS, INC.

                            ---------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               September 10, 2002

                            ---------------------

To the Stockholders of
METHODE ELECTRONICS, INC.

     Notice is hereby given that the annual meeting of stockholders of Methode Electronics, Inc. will be held on Tuesday, September 10, 2002 at 3:30 p.m. Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois for the following purposes:

   1. To elect a board of directors; and

   2. To transact such other business as may properly come before the meeting.

     Stockholders of record as of the close of business on July 24, 2002 will be entitled to vote at the annual meeting. Shares should be represented as fully as possible, since a majority is required to constitute a quorum.

     You are requested to mark, sign, date and mail the accompanying proxy card in the enclosed self-addressed, stamped envelope, whether or not you plan to attend the meeting. You may revoke your proxy for any reason at any time prior to the voting thereof, either by written revocation prior to the meeting or by appearing at the meeting and voting in person. Your cooperation is respectfully solicited.

                                        By order of the Board of Directors.

                                        William T. Jensen
                                        Chairman

Chicago, Illinois
August 10, 2002

                           METHODE ELECTRONICS, INC.
                            7401 West Wilson Avenue
                            Chicago, Illinois 60706
                                (708) 867-6777

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                        Annual Meeting of Stockholders
                              September 10, 2002

                                 INTRODUCTION

     The enclosed proxy is solicited on behalf of the Board of Directors of Methode Electronics, Inc. ("Methode"), in connection with the annual meeting of stockholders to be held on Tuesday, September 10, 2002 at 3:30 p.m. Chicago time, at the Fountain Blue Conference Center, 2300 South Mannheim Road, Des Plaines, Illinois.

     The cost of proxy solicitation will be borne by Methode. Certain officers and other regular employees of Methode may devote part of their time to solicitation by mail, telephone, telecopier or in person, but will not be specifically compensated therefor. Proxies may be revoked at any time prior to the voting thereof. Revocation may be done prior to the annual meeting by written revocation sent to the Secretary of Methode, 7401 West Wilson Avenue, Chicago, Illinois 60706; or it may be done personally upon oral or written request at the annual meeting; or it may be done by appearing at the annual meeting and voting in person.

     This proxy statement was first mailed to stockholders on or about August 10, 2002.

                  RECORD DATE; VOTING SECURITIES OUTSTANDING

     The close of business on July 24, 2002 is the record date for determining the holders of Methode securities entitled to notice of and to vote at the annual meeting.

     As of July 24, 2002, Methode had outstanding voting securities consisting of 35,076,819 shares of Class A common stock, par value $0.50 per share, and 1,087,317 shares of Class B common stock, par value $0.50 per share. The presence at the annual meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of both Class A and Class B common stock is necessary to constitute a quorum. The affirmative vote of the holders of a majority of the Class A common stock present in person or by proxy at the annual meeting will elect two directors, each Class A share having one vote; and the affirmative vote of the holders of a majority of the Class B common stock present in person or by proxy at the annual meeting will elect six directors, each Class B share having one vote. Unless otherwise required by law or Methode's Restated Certificate of Incorporation, the holders of Class A common stock are entitled to one-tenth of a vote per share and the holders of Class B common stock are entitled to one vote per share on all other matters. A broker non-vote is not counted in determining voting results. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "AGAINST" the matter.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

Five Percent Stockholders

     The following table sets forth information regarding all persons known to be the beneficial owners of more than 5% of Methode's voting securities as of June 28, 2002 (except as set forth in the relevant footnotes).

                                                                         Number of Shares and
                                                                         Nature of Beneficial     Percent
Name and Address of Beneficial Owner                  Title of Class         Ownership (1)        of Class
------------------------------------                  --------------         -------------        --------
American Century Investment Management, Inc. (2)       Common Stock
4500 Main Street                                          Class A             1,771,000              5.0
P.O. Box 418210
Kansas City, Missouri 64141-9210

Barclays Global Investors, N.A. (3)                    Common Stock
45 Fremont Street                                         Class A             2,054,978              5.9
San Francisco, California 94105

T. Rowe Price Associates, Inc. (4)                     Common Stock
100 East Pratt Street                                     Class A             3,280,100              9.4
Baltimore, Maryland 21202

The William J. McGinley Marital Trust No. 1 (5)        Common Stock
c/o Louis S. Harrison                                     Class B                87,277              8.0
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

The William J. McGinley Marital Trust No. 2 (5)        Common Stock
c/o Louis S. Harrison                                     Class B               793,624             73.0
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

James W. McGinley                                      Common Stock
c/o Louis S. Harrison                                     Class B               881,169(6)(7)       81.0
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

Jane R. McGinley                                       Common Stock
c/o Louis S. Harrison                                     Class B               890,902(6)          81.9
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

                                                             Number of Shares and
                                                             Nature of Beneficial     Percent
Name and Address of Beneficial Owner      Title of Class         Ownership (1)       of Class
------------------------------------      --------------         -------------       --------
Margaret J. McGinley                       Common Stock
c/o Louis S. Harrison                         Class B               898,182(6)           82.6
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

Robert J. McGinley                         Common Stock
c/o Louis S. Harrison                         Class B               904,209(6)           83.2
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

Raymond J. Roberts                         Common Stock
c/o Louis S. Harrison                         Class B               887,101(6)           81.6
Lord Bissell & Brook
115 South LaSalle Street
Chicago, Illinois 60603

------------
(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated by footnote.

(2) Based solely on a Schedule 13G filed by American Century Investment Management, Inc. ("American Century") with the Securities and Exchange Commission ("SEC") on February 8, 2002. Based on the Schedule 13G, American Century is a registered investment advisor that manages, pursuant to management agreements, the investments of fourteen registered investment companies. The shares are owned by and held for such investment companies and separate institutional investor accounts. Any dividends received from the shares, or the proceeds of any sale of the shares, are for the benefit of, and are held for such investment companies and separate institutional investor accounts.

(3) Based solely on a Schedule 13G filed by Barclays Global Investors, N.A. ("Barclays") with the SEC on February 13, 2002. According to the Schedule 13G, the shares reported are held by Barclays and Barclays Global Fund Advisors in trust accounts for the economic benefit of the beneficiaries of those accounts.

(4) Based solely on an Amendment to Schedule 13G filed by T. Rowe Price Associates, Inc. ("Price Associates") with the SEC on February 11, 2002. According to the Schedule 13G, Price Associates is deemed the beneficial owner of 3,280,100 shares, having sole voting power over 797,600 shares and sole investment power over all 3,280,100 shares. Price Associates does not serve as custodian of the assets of any of its clients. Accordingly, the ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of such securities, is vested in the clients for which Price Associates serves as investment adviser. Certain registered investment companies sponsored by Price Associates also serve as its investment advisers ("T. Rowe Price Funds"). With respect to securities owned by any one of the T. Rowe Price Funds, only two have the right to receive dividends with respect to, and proceeds from the sale of, such securities.

(5) Voting and investment power are shared by the special fiduciaries of this trust. See note (6) below.

(6) Includes 87,277 shares of Class B common stock held by the William J. McGinley Marital Trust No. 1 and 793,624 shares of Class B common stock held by the William J. McGinley Marital Trust No. 2, as to which Mrs. J. McGinley, Ms. M. McGinley and Messrs. J. McGinley, R. McGinley and Roberts are special fiduciaries and share voting and investment power. Each of the special fiduciaries specifically disclaims beneficial ownership of all shares owned by the other special fiduciaries other than in their respective capacity as special fiduciary under the William J. McGinley Marital Trust No. 1 and No. 2.

(7)  Includes 268 shares of Class B Common Stock held by his wife.

Executive Officers, Directors and Director Nominees

     The following table sets forth information regarding Methode's Class A and Class B common stock beneficially owned as of June 28, 2002 by (i) each director and director nominee, (ii) each of the Named Executives identified in the Summary Compensation Table under "Executive Compensation" and (iii) all current directors and executive officers as a group.

                                                 Number of Shares and
                                                 Nature of Beneficial     Percent of
Name of Beneficial Owner      Title of Class         Ownership (1)          Class
------------------------      --------------         -------------          -----
James W. Ashley, Jr.           Common Stock
                                  Class A                23,707                *
                                  Class B                     0                0

Warren L. Batts                Common Stock
                                  Class A                14,000                *
                                  Class B                     0                0

William C. Croft               Common Stock
                                  Class A               106,907                *
                                  Class B                 2,020                *

Donald W. Duda                 Common Stock
                                  Class A                79,413                *
                                  Class B                     0                0

William T. Jensen              Common Stock
                                  Class A               170,133                *
                                  Class B                     0                0

James W. McGinley              Common Stock
                                  Class A               218,105                *
                                  Class B               881,169               81.0

Robert R. McGinley             Common Stock
                                  Class A               321,800                *
                                  Class B               904,209               83.2

Roy M. Van Cleave              Common Stock
                                  Class A                   500                *
                                  Class B                   500                *

George C. Wright               Common Stock
                                  Class A               103,176                *
                                  Class B                 6,540                *

Douglas A. Koman               Common Stock
                                  Class A                21,324                *
                                  Class B                     0                0

                                                                                Number of Shares and
                                                                                Nature of Beneficial     Percent of
Name of Beneficial Owner                                     Title of Class         Ownership (1)          Class
------------------------                                     --------------         -------------          -----
Robert J. Kuehnau                                             Common Stock
                                                                 Class A                91,241                *
                                                                 Class B                     0                0

James F. McQuillen                                            Common Stock
                                                                 Class A                21,833                *
                                                                 Class B                     0                0

All current directors and executive officers as a group       Common Stock
(12 individuals)                                                 Class A             1,066,270               3.0
                                                                 Class B               913,563              84.0

------------
* Percentage represents less than 1% of the total shares of the respective class of common stock outstanding as of June 28, 2002.

(1) Beneficial ownership arises from sole voting and investment power unless otherwise indicated in the table entitled "Nature of Indirect Beneficial Ownership as of June 28, 2002" below.

          NATURE OF INDIRECT BENEFICIAL OWNERSHIP AS OF JUNE 28, 2002

                                            As Special
                            Class A       Fiduciary of the
                        Shares Subject       William J.          By Family
                          to Options    McGinley Trusts (1)       Members          As Co-Trustee    In Retirement Plans
                          Exercisable   ------------------- ------------------- ------------------- -------------------
   Beneficial Owner     within 60 Days   Class A   Class B   Class A   Class B   Class A   Class B   Class A   Class B
---------------------- ---------------- --------- --------- --------- --------- --------- --------- --------- --------
James W. Ashley, Jr.         19,707        --        --          --      --        --        --          --      --
Warren L. Batts                  --        --        --          --      --        --        --          --      --
William C. Croft             19,707        --        --          --      --        --        --          --      --
Donald W. Duda               79,413        --        --          --      --        --        --          --      --
William T. Jensen            50,000        --        --          --      --        --        --          --      --
James W. McGinley             5,000     200,000   880,901       536     268        --        --          69      --
Robert R. McGinley            2,500     200,000   880,901        --      --        --        --          --      --
Roy M. Van Cleave                --        --        --          --      --        --        --          --      --
George C. Wright             19,707        --        --          --      --      83,469    6,540         --      --
Douglas A. Koman             21,324        --        --          --      --        --        --          --      --
Robert J. Kuehnau            58,576        --        --          --      --        --        --       8,242      --
James F. McQuillen           14,089        --        --          --      --        --        --          --      --
All current directors
 and executive
 officers                   308,348     200,000   880,901     2,398     487      83,469    6,540     43,365      26

------------
(1) Shares of Class A common stock are held by the William J. McGinley Marital Trust No. 2 and the William J. McGinley Irrevocable Trust, of which James
     W. McGinley and Robert R. McGinley, among others, are special fiduciaries sharing voting and investment power with respect to such shares. Shares of Class B common stock are held by the William J. McGinley Marital Trust No. 1 and No. 2, of which James W. McGinley and Robert R. McGinley, among others, are special fiduciaries sharing voting and investment power with respect to such shares.

                            THE BOARD OF DIRECTORS

     A board of eight directors will be elected at the annual meeting. Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified. The shares represented by the proxies given pursuant to this solicitation will be voted for the following nominees unless votes are withheld in accordance with the instructions contained in the proxy. Directors to be elected by the holders of Class A common stock are Warren L. Batts and George C. Wright. Directors to be elected by the holders of Class B common stock are William C. Croft, Donald W. Duda, William T. Jensen, James W. McGinley, Robert R. McGinley and Roy M. Van Cleave. If any of these nominees is not a candidate for election at the annual meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee appointed by the Board of Directors. Any such action will be consistent with the right of the Class A stockholders to elect a minimum of 25% of the directors.

Information Concerning Nominees

                                 Director
Name                   Age        Since        Principal Occupation for Last 5 Years and Other Directorships
----                   ---        -----        -------------------------------------------------------------

                 Directors to be elected by Class A Stockholders

Warren L. Batts       69      2001            Retired Chairman and Chief Executive Officer of
                                              Tupperware Corporation, a diversified consumer products
                                              company. Mr. Batts is also the Retired Chairman of Premark
                                              International, Inc., a diversified consumer products company.
                                              He is also a director of Cooper Industries, Inc. Prior to his retirement in 1997, Mr. Batts had been Chairman of Premark
                                              International, Inc. since 1986 and Chairman and Chief
                                              Executive Officer of Tupperware Corporation since its spin-
                                              off from Premark International, Inc. in 1996.

George C. Wright      79      1968            Retired since December 2001. Prior thereto, President of
                                              Piedmont Co. Inc., a distributor of marine products.

                 Directors to be elected by Class B Stockholders

William C. Croft      84      1975            Chairman of the Board, Clements National Company, a
                                              manufacturer of electrical equipment.

Donald W. Duda        47      2001            President of Methode since February 2001. Prior thereto, Mr.
                                              Duda was Vice President-Interconnect Products Group since
                                              March 2000. Prior thereto, Mr. Duda was with Amphenol
                                              Corporation through November 1998 as General Manager of
                                              its Fiber Optic Products Division since 1988.

William T. Jensen     75         2001;        Chairman of the Board since February 2001; President of
                              1959 - 1997     Methode from December 1994 through February 1997; and
                                              prior thereto, Senior Executive Vice President of Methode
                                              from 1952 through 1994.

                                Director
Name                    Age      Since      Principal Occupation for Last 5 Years and Other Directorships
----                    ---      -----      -------------------------------------------------------------
James W. McGinley      47         1993     Director, President and Chief Executive Officer of Stratos
                                           Lightwave, Inc. since April 12, 2000. Prior thereto, Mr. J.
                                           McGinley was President of Methode since August 1998.
                                           Prior thereto, Mr. J. McGinley was President from 1994
                                           through 1998 of Methode's Optical Interconnect Products
                                           division. James W. McGinley is the brother of Robert R.
                                           McGinley.

Robert R. McGinley     50         2001     President of Traction, Inc., a producer of feature films and corporate videos. Robert R. McGinley is the brother of James
                                           W. McGinley.

Roy M. Van Cleave      54           --     President of Roy M. Van Cleave, P.C., a provider of legal
                                           services, since 2000. Prior thereto, Mr. Van Cleave was a
                                           partner of the law firm of Chapman & Cutler from September
                                           1997 to September 2000. Prior thereto, he was the sole
                                           shareholder and President of Roy M. Van Cleave P.C., a
                                           corporate partner of the law firm Keck, Mahin & Cate, a law firm retained as counsel to Methode Electronics, Inc., until
                                           September 1997. In December 1997, Keck, Mahin & Cate
                                           filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code.

     The Board of Directors has standing Audit, Compensation and Nominating Committees.

     The Audit Committee held two meetings during the last fiscal year. In addition, Director George C. Wright, as Chairman of the Audit Committee, held seven meetings with management and Methode's independent auditors in connection with Methode's quarterly earnings releases and Forms 10-Q filed with the SEC during fiscal 2002. The functions performed by the committee are to meet with and review the results of the audit performed by Methode's independent auditors and to recommend the selection of Methode's independent auditors. Directors Warren L. Batts, William C. Croft and George C. Wright are members of the Audit Committee. See "Report of the Audit Committee" below for more information regarding the Audit Committee.

     The Compensation Committee held one meeting during the last fiscal year. The functions performed by the committee are to review salaries and bonuses of all officers and key management personnel and the overall administration of Methode's compensation program. Directors Warren L. Batts and William C. Croft are members of the Compensation Committee.

     The Nominating Committee was formed in March 2002 and held no meetings during the last fiscal year. The functions performed by the committee are to make recommendations to the Board regarding nominees, matters of corporate governance and Board procedures and practices, including those of the committees of the Board, and to evaluate the performance, qualifications and attendance of current Board members. The Nominating Committee will not consider nominees recommended by shareholders of Methode. Directors Warren L. Batts and Robert R. McGinley are members of the Nominating Committee.

     The Board of Directors held six meetings during the last fiscal year. During their respective tenures, no incumbent director attended less than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the respective committees on which he served.

                         REPORT OF THE AUDIT COMMITTEE

     Pursuant to Methode's Audit Committee Charter, the Audit Committee oversees Methode's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Methode's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and Methode, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of nonaudit services provided by the auditors to Methode with their independence.

     The Audit Committee discussed with Methode's independent auditors the overall scope and plans for their audit of Methode's consolidated financial statements. The Audit Committee meets with the independent auditors, with and, as deemed advisable, without management present, to discuss the results of their examination, their evaluation of Methode's internal controls, and the overall quality of Methode's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2002 for filing with the Securities and Exchange Commission.

                                        AUDIT COMMITTEE
                                        George C. Wright, Chairman
                                        Warren L. Batts
                                        William C. Croft

                            EXECUTIVE COMPENSATION

     The Summary Compensation Table below includes, for each of the fiscal years ended April 30, 2002, 2001 and 2000, individual compensation paid for services to Methode and its subsidiaries to Methode's chief executive officer and the four other most highly compensated individuals serving as executive officers of Methode at the end of fiscal 2002 (the "Named Executives"). Mr. Koman's compensation information for fiscal 2000 is not provided because he was hired in December 2000. Mr. Jensen's compensation information for fiscal 2000 is not provided because he was retained as Chairman in February 2001.

                          SUMMARY COMPENSATION TABLE

                                                                                   Long Term
                                                                                  Compensation
                                                                            ------------------------
                                                                               Awards       Payouts
                                                                            ------------   ---------
                                                                             Securities
                                               Annual Compensation           Underlying       LTIP       All Other
     Name and Principal                ----------------------------------      Options      Payouts     Compensation
          Position             Year     Salary ($)(1)        Bonus ($)           (#)         ($)(3)        ($)(4)
---------------------------   ------   ---------------   ----------------   ------------   ---------   -------------
William T. Jensen             2002        260,664           114,498            50,000            --          2,529
Chairman                      2001         59,615           237,549(2)        100,000            --          2,641

Donald W. Duda                2002        268,914           114,498           200,000            --          5,100
President                     2001        206,647           136,983           100,000            --            --
                              2000         21,496            15,454            29,413            --            --

Douglas A. Koman              2002        152,719            54,065            75,000            --          1,414
Vice President, Corporate     2001         51,913            20,006            42,648            --            --
 Finance

Robert J. Kuehnau             2002        170,053            54,065            30,000        74,751          6,518
Vice President, Treasurer     2001        161,972            70,135            20,000        73,450          6,332
 and Controller               2000        155,884            83,836            48,576        78,848          4,189

James F. McQuillen            2002        160,691             7,500            20,000        42,206          5,100
Executive Vice President      2001        142,592            53,029            15,000        18,980          5,100
                              2000        129,016            32,521             6,589        11,055          3,074

------------
(1) Includes the following cash car allowances for the following Named Executives in 2002, 2001, and 2000 respectively: Mr. Duda, $8,250, $6,000 and $1,300; Mr. Koman, $4,400; Mr. Kuehnau, $4,725, $3,900 and $3,900; and
     Mr. McQuillen, $6,000, $6,000 and $6,000.

(2) Includes a $200,000 payment pursuant to the Supplemental Executive Benefit Plan ("SEBP"). The SEBP terminated in fiscal year 2001.

(3) Long-Term Incentive Plan ("LTIP") payouts represent amounts paid pursuant to Methode's Longevity Contingent Bonus Program. See "Long-Term Incentive Plans-Awards in Last Fiscal Year" and "Board Compensation Committee Report on Executive Compensation-Long-Term Incentive" below for a description of the Longevity Contingent Bonus Program.

(4) Includes a company contribution under Methode's 401(k) Plan of $5,100 for Messrs. McQuillen and Kuehnau in fiscal 2002 and 2001, for Mr. Duda in fiscal 2002 and a contribution of $1,414 for Mr. Koman in fiscal 2002. Includes $3,074 allocated under the Methode Employee Stock Ownership Plan in fiscal 2000 to Messrs. Kuehnau and McQuillen. Includes the following above-market interest accruals under Methode's Capital Accumulation Program in fiscal 2002, 2001 and 2000, respectively, for Mr. Kuehnau, $1,418, $1,232 and $1,115, and in fiscal 2002 and 2001, respectively, for Mr. Jensen, $2,529 and $2,641.

                       OPTION GRANTS IN LAST FISCAL YEAR

     Set forth below is information on non-qualified stock options to purchase shares of Methode Class A common stock granted to the Named Executives for the fiscal year ended April 30, 2002, which are reflected in the Summary Compensation Table.

                                                                                     Potential Realizable Value
                         Number of                                                      at Assumed Annual Rates
                         Securities       % of Total                                  of Stock Price Appreciation
                         Underlying        Options                                          for Option Term
                          Options         Granted to       Exercise     Expiration   -----------------------------
        Name            Granted (1)     Employees (2)     Price (3)        Date           5%            10%
--------------------   -------------   ---------------   -----------   -----------   -----------   ------------
William T. Jensen          50,000            7.0%           $10.50      6/10/2012       330,000        836,500
Donald W. Duda            200,000           28.0%           $10.50      6/10/2012     1,320,000      3.346,000
Douglas A. Koman           75,000           10.5%           $10.50      6/10/2012       495,000      1,254,750
Robert J. Kuehnau          30,000            4.2%           $10.50      6/10/2012       198,000        501,900
James F. McQuillen         20,000            2.8%           $10.50      6/10/2012       132,000        334,600

------------
(1) These non-qualified stock options to purchase shares of the Company's Class A common stock were issued pursuant to Methode's 2000 Stock Plan and may not be exercised until they vest. Mr. Jensen's options vest after one year; options granted to Messrs. Duda, Koman and Kuehnau vest 25% after one year, 50% after two years, 75% after three years and 100% after four years; options granted to Mr. McQuillen vest 33% after one year, 66% after two years and 100% after three years.

(2)  Based on a total of 713,900 options granted to all employees.

(3)  Fair market value on the date of grant.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  Number of
                                                                 Securities
                                                                 Underlying         Value of Unexercised
                                                                 Unexercised        In-the-Money Options
                                                             Options at 4/30/02        at FY-End ($)
                        Shares Acquired         Value           Exercisable /          Exercisable /
        Name            on Exercise (#)     Realized ($)        Unexercisable          Unexercisable
--------------------   -----------------   --------------   --------------------   ---------------------
William T. Jensen             --                --            50,000 / 50,000       $230,500 / $230,500
Donald W. Duda                --                --            79,413 / 50,000       $230,500 / $230,500
Douglas A. Koman              --                --            21,324 / 21,324        $46,840 / $46,840
Robert J. Kuehnau             --                --            58,576 / 10,000        $35,100 / $35,100
James F. McQuillen            --                --            14,089 /  7,500        $26,325 / $26,325

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

     Methode has a Longevity Contingent Bonus Program that covers certain officers and key management personnel. The longevity compensation amount is equal to the current bonus received by an eligible employee for a given quarter, and is earned and payable three years after the current quarter only if the eligible employee is still an employee of Methode and his employment performance is satisfactory. If for any reason other than death, disability or retirement the officer or key employee terminates his employment with Methode during the three-year period or his employment performance is not satisfactory, no longevity compensation is payable under this program. The following table includes information regarding amounts payable under the Longevity Bonus Program to the Named Executives based on the bonuses earned in fiscal 2002.

                         Performance or Other                     Estimated Future
                        Period Until Maturation   ------------------------------------------------
        Name                   or Payout           Threshold ($)     Target ($)     Maximum ($)
--------------------   ------------------------   ---------------   ------------   ------------
William T. Jensen              3 years                114,498         114,498        114,498
Donald W. Duda                 3 years                114,498         114,498        114,498
Douglas A. Koman               3 years                 54,065          54,065         54,065
Robert J. Kuehnau              3 years                 54,065          54,065         54,065
James F. McQuillen             3 years                  7,500           7,500          7,500

Employment Agreements

     William T. Jensen Agreement. Methode and William T. Jensen entered into an Agreement in connection with his election to Chairman of the Board of Directors in February 2001. Under the agreement, as amended, Mr. Jensen is entitled to an annual salary of $278,356 and a quarterly bonus calculated based on Methode's adjusted pretax profits. In addition, Mr. Jensen was granted an option to purchase 100,000 shares of Methode Class A common stock in fiscal 2001. In June 2002, the Compensation Committee elected to extend the term of the agreement to June 30, 2003.

     Employment Security Agreements. On December 21, 2001, Messrs. Duda, Koman, Kuehnau and McQuillen each entered into an Employment Security Agreement with Methode. Each agreement provides that if within three years of a Change in Control (as defined in the agreement) or during a Period Pending a Change in Control (as defined in the agreement), Methode terminates the executive's employment without good cause or the executive voluntarily terminates his employment for good reason, the executive is entitled to (1) a lump sum cash payment equal to three times the executive's annual salary (two times annual salary in the case of Mr. McQuillen); (2) a lump sum cash bonus payment; (3) continued participation in Methode's welfare benefit plans for three years or until the executive becomes covered under other welfare benefit plans providing substantially similar benefits; (4) unpaid salary or other compensation earned with respect to periods prior to the executive's termination, including accumulated but unused vacation; and (5) a lump sum of any amount payable to the executive pursuant to a tax gross-up payment.

Director Compensation

     Directors who are not also Methode employees are compensated at the rate of $25,000 annually, plus an attendance fee of $500 for any special board meeting in addition to the regularly scheduled quarterly meetings. Directors who are members of the Compensation, Nominating or Audit Committees receive an additional $500 for each committee meeting attended. In addition, each non-employee director is eligible to participate in the 2000 Stock Plan. Each non-employee director was granted an option to purchase 5,000 shares of Methode Class A common stock for the fiscal year ended April 30, 2002. These options vest six months after the grant date. Directors who are also Methode employees are not paid for their services as directors or for attendance at meetings. In fiscal 2002, Messrs. Croft and Wright accrued above-market interest under Methode's Capital Accumulation Program of $2,024 and $2,010, respectively.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     Methode's compensation philosophy is comprised of several elements designed to retain key management personnel, reward performance, dedication and historical service to Methode, and to relate executive pay to long-term performance. These elements consist of a base salary, bonus compensation, incentive awards directly relating pay to performance, and long-term incentive awards designed to align executive interests with stockholder interests.

Base Salary

     The base salaries of Methode's executive officers have remained relatively flat, with small increases to reflect inflation. The Compensation Committee reviews base salaries annually. Although base salaries have not been high relative to other companies of comparable size, the bonus has been a key tool for rewarding performance. Pursuant to Mr. Jensen's employment agreement, as amended, Mr. Jensen was paid an annual salary of $260,664.

Bonus Compensation

     Quarterly cash bonuses for all officers and managerial personnel, other than Mr. Jensen, are determined pursuant to a bonus plan reviewed from time to time by the Compensation Committee. Mr. Jensen's quarterly cash bonuses are determined pursuant to his employment agreement. Pursuant to the bonus plan and Mr. Jensen's employment agreement, bonus amounts are calculated according to a formula which assigns certain percentages to different levels of adjusted pretax profits. Mr. Jensen earned quarterly cash bonuses totaling $114,498 during fiscal 2002.

Long-Term Incentive

     Methode has instituted several plans that are designed to provide long-term incentives for executives by relating executive compensation to Methode's performance over time as well as by rewarding continued service. The Longevity Contingent Bonus Program (the "Bonus Program") awards officers and key management personnel a matching bonus (equal to the amount of the current quarterly bonus), which will be considered as earned and payable in three years provided that the participant is still employed and performance has been satisfactory. If, for any reason, other than death, disability, or retirement, the officer or key employee terminates his employment with Methode during the three year period, or his employment performance is not satisfactory, no longevity compensation is payable under this program. Mr. Jensen's total quarterly bonus awards in 2002 were $114,498. He is therefore eligible to receive payments totaling $114,498 in fiscal 2005.

     The Methode Electronics, Inc. 1997 Stock Plan and 2000 Stock Plan (the "Stock Plans") also provide long-term incentive to employees. The Stock Plans provide for the granting of awards of restricted stock, incentive stock options, nonqualified stock options and stock appreciation rights with respect to the Class A common stock. The Compensation Committee administers the Stock Plans and from time to time grants awards under the Stock Plans to selected eligible directors and employees. Mr. Jensen received a grant of an option to purchase 50,000 shares of Methode Class A common stock for fiscal 2002.

                                        COMPENSATION COMMITTEE
                                        Warren L. Batts
                                        William C. Croft

                               PERFORMANCE GRAPH

     The following graph sets forth a five year comparison of the cumulative total stockholder returns for the following: (1) Methode's Class A common stock; (2) Methode's Class B common stock; (3) the CRSP Total Return Index for The Nasdaq Stock Market (US Companies); and (4) a custom peer group of publicly traded companies. All returns were calculated assuming dividend reinvestment on a quarterly basis.

     The Peer Group includes companies that manufacture, or have business units that manufacture, electrical and electronic connectors, interconnect devices, or controls and components for the automotive, computer, communications systems and other markets. The Peer Group consists of the following companies: Amphenol Corporation, CTS Corporation, Delphi Automotive Systems Corporation, Littelfuse, Inc., Molex Incorporated (Class A Common Stock), Thomas & Betts Corporation and TRW, Inc.

[THE FOLLOWING INFORMATION WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                                                  Nasdaq Stock Market
  Date                    Class A                Class B             (US Companies)            Peer Group
  ----                    -------                -------             --------------            ----------
4/30/1997                     100                    100                     100                    100
4/30/1998                 114.507                117.334                 149.486                121.105
4/30/1999                 108.085                110.339                 204.870                105.962
4/28/2000                 305.092                368.042                 310.302                135.306
4/30/2001                 110.208                144.640                 169.581                 97.560
4/30/2002                 225.892                180.794                 136.348                110.191

                           RELATED PARTY TRANSACTION

     James W. McGinley, and Robert R. McGinley, each directors of Methode, together with Jane R. McGinley, Margaret J. McGinley and Raymond J. Roberts, are special fiduciaries of the William J. McGinley Marital Trust No. 1 ("Trust No. 1") and the William J. McGinley Marital Trust No. 2 ("Trust No. 2", and together with Trust No. 1, the "Marital Trusts"). Jane R. McGinley is also co-trustee of the Marital Trusts. The Marital Trusts hold approximately 81% of Methode's outstanding Class B Common Stock. Trust No. 2 also owns Horizon Farms, Inc., an Illinois corporation ("Horizon"), of which Messrs. J. McGinley and R. McGinley are officers and directors. In April 2001, Methode loaned $6,000,000 to Horizon. The note receivable, which is included in other assets on Methode's balance sheet, is payable on June 30, 2003 and bears interest at a rate of 5.25% per annum. The note receivable is secured by a mortgage lien on certain real property owned by Horizon pursuant to a Mortgage and Security Agreement. Other non-operating income for Methode for fiscal 2001 included $6.6 million from insurance proceeds related to the death on January 22, 2001 of William J. McGinley, Methode's founder. Methode is a party to a Split-Dollar Insurance Agreement dated August 9, 1996, with the William J. McGinley and Jane
R. McGinley Irrevocable Trust (the "Irrevocable Trust"). James W. McGinley, and Robert R. McGinley, each directors of Methode, together with Jane R. McGinley, Margaret J. McGinley, and other McGinley family members, are beneficiaries of the Irrevocable Trust. Pursuant to the Split-Dollar Insurance Agreement, Methode agreed to pay premiums on last survivor life insurance policies owned by the Irrevocable Trust on the lives of William J. and Jane R. McGinley. Methode has collateral assignments on the policies that entitle it to receive reimbursement at the greater of the cumulative premiums paid or the cash surrender value of the policies. At April 30, 2002, cumulative premiums paid were $1,765,000 and the cash surrender value was $1,675,000.

                                 OTHER MATTERS

Independent Public Accountants

     Upon the recommendation of the Audit Committee, Methode's Board of Directors has selected Ernst & Young LLP to examine Methode's consolidated financial statements for the fiscal year ending April 30, 2003. Ernst & Young LLP has served Methode in this capacity since 1966.

     Fees paid to Ernst & Young LLP for services performed in fiscal year 2002 were as follows:

  Audit Fees .............................    $258,865
  Financial Information Systems Design and
   Implementation Fees ...................    $      0
  All Other Fees .........................    $119,048

     All other fees relate to benefit plan audits, accounting and tax consultations and forensic auditing and litigation support.

     Representatives of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, Methode's directors, its executive officers, and any persons holding more than 10% of the Methode Class A or Class B common stock are required to report their initial ownership of the Class A or Class B common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Methode is required to disclose in this proxy statement any failure to file by the required dates during its fiscal year ended April 30, 2002. All of these filing requirements were satisfied, except that Messrs. Ashley, Croft, Duda, Jensen, Koman,

Kuehnau, J. McGinley, R. McGinley, and Wright each filed his Form 5 late and Mr. McQuillen filed his Form 3 late. In making these disclosures, Methode has relied solely on written representations of its directors and executive officers and copies of the reports filed with the Commission.

Stockholder Proposals

     All stockholder proposals to be presented at Methode's annual meeting to be held in 2003 must be received by Methode by April 14, 2003 in order to be considered for inclusion in Methode's proxy statement relating to the 2003 annual meeting. If a stockholder intends to present a proposal at the 2003 annual meeting but does not intend to have such proposal included in Methode's proxy statement, Methode must receive notice of such proposal prior to June 27, 2003 in order to be considered "timely." If notice of such proposal is not received prior to June 27, 2003, the proposal shall be deemed "untimely" and Methode will have the right to exercise discretionary voting authority with respect to such proposal. These notices should be directed to the Secretary of Methode Electronics, Inc. at 7401West Wilson Avenue, Chicago, Illinois 60706.

SEC Form 10-K

     A copy of Methode's Annual Report on Form 10-K filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request directed to the Secretary of Methode Electronics, Inc. at 7401 West Wilson Avenue, Chicago, Illinois 60706.

Other Business

     The Board of Directors knows of no other business that will be presented at the annual meeting. Should any other business come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                                        By order of the Board of Directors

                                        William T. Jensen
                                        Chairman

Chicago, Illinois
August 10, 2002